SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

H. J. Heinz Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by H. J. Heinz Company:

FOR RELEASE UPON RECEIPT

Heinz Responds to Peltz Preliminary Proxy Filing

PITTSBURGH, June 22, 2006 – H. J. Heinz Company (NYSE: HNZ) today issued the following response about a preliminary proxy statement filed by Nelson Peltz and Trian Group.

“There is nothing new of value to shareholders in today’s filing by Nelson Peltz and his Cayman Islands group, which continues to advocate the same plan that would cripple Heinz and to propose the same hand-picked nominees, two of whom, Messrs Peltz and Peter May, have a public and well-documented record of shareholder lawsuits. Nelson Peltz completely ignores the fact that Heinz, following four years of a successful turnaround, already has a realistic, aggressive and widely-accepted plan to deliver superior value and growth over the next two fiscal years and has a strong, assertive and independent Board that will hold management accountable for achieving its goals. In terms of total shareholder return (TSR), Heinz has outperformed the food industry since launching its “Focus on the Core” strategy on December 20, 2002. Since then, Heinz has delivered 18.9 percent TSR versus 16.0 percent for the food group through February 3, 2006.

It’s clear from Mr. Peltz’s track record that he and his hand-picked nominees would pursue a self-interested and divisive agenda at the expense of all other Heinz shareholders. Heinz believes that Mr. Peltz and his nominees are pushing an unrealistic plan that would cripple Heinz and disrupt the Company’s momentum. The Peltz plan lacks specificity, lacks a time frame for implementation and associated restructuring costs, ignores industry dynamics, is based on unsupported assumptions, and does not offer new insights.

The Heinz Board has already stated that Nelson Peltz and his nominees do not meet the company's corporate governance standards of independence, given that they include his son-in-law, his business partner, a former employee, and a close personal friend. The fact that Nelson Peltz and Peter May have been the target of a number of shareholder lawsuits over the years only reinforces our belief that their presence on the Board would be damaging to Heinz and its shareholders.

At Heinz, the Board of Directors listens to all shareholders and values their opinions. Mr. Peltz certainly doesn’t need board seats for his voice to be heard and his voice deserves no special preference over the voices of all other shareholders.”

# # #

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

2

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions,
  competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  change in credit ratings,
  the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements, the ability to successfully complete cost reduction programs, the results of shareholder proposals,
  the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix,
  the effectiveness of advertising, marketing, and promotional programs, the ability to maintain sales growth while reducing spending on advertising, marketing and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz’s investments, and other factors described in “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended May 3, 2006.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

On June 15, 2006, Heinz filed a preliminary proxy statement in connection with its 2006 annual meeting of shareholders. Prior to the annual meeting, Heinz will furnish a definitive proxy statement to its shareholders, together with a WHITE proxy card. Heinz shareholders are strongly advised to read Heinz’s proxy statement as it contains important information. Shareholders may obtain Heinz’s preliminary proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the definitive proxy statement and any amendments and supplements to the definitive proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of Heinz’s proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Heinz’s shareholders is available in Heinz’s preliminary proxy statement filed with the Securities and Exchange Commission on June 15, 2006.

ABOUT HEINZ: H.J. Heinz Company, offering "Good Food, Every Day(TM)," is one of the world's leading marketers and producers of branded foods in ketchup and condiments; meals & snacks; and infant foods. Heinz delights consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP(R) and Lea & Perrins(R), Ore-Ida(R) french fries and roasted potatoes, Boston Market(R) and Smart Ones(R) meals, and Plasmon(R) baby food. Heinz has leading brands in six core developed geographies and five developing geographies. Information on Heinz is available at www.heinz.com/news.

Media:

Ted Smyth:	412-456-5780
Michael Mullen:	412-456-5751 or Michael.mullen@us.hjheinz.com

Investors:

Jack Runkel:	412-456-6034